MORGAN FINANCIAL CORP.
                              Fort Morgan, Colorado




                         Proxy Solicitation Materials

                                    for the

                              1996 Annual Meeting

                                of Stockholders

September 30, 1996



Dear Fellow Stockholder:

      On behalf of the Board of Directors and management of Morgan Financial Corp. (the "Corporation"), I cordially invite you to attend the 1996 Annual Meeting of Stockholders ("Meeting") to be held at the Corporation's executive offices at 205 West Kiowa Avenue, Fort Morgan, Colorado 80701 on Friday, October 25, 1996 at 1:30 p.m. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, I will also report on the operations of the Corporation. Directors and officers of the Corporation, as well as representatives of Baird, Kurtz & Dobson, the Corporation's independent accountants, will be present to respond to any questions stockholders may have.

      Whether or not you plan to attend the Meeting, please sign and date the enclosed Proxy Card and return it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person at the Meeting, but will assure that your vote is counted if you are unable to attend the Meeting. YOUR VOTE IS VERY IMPORTANT.

                                    Sincerely,


                                    /s/ Michael M. Berryhill
                                    Michael M. Berryhill
                                    President

                            MORGAN FINANCIAL CORP.
                             205 WEST KIOWA AVENUE
                         FORT MORGAN, COLORADO  80701
                                (970) 867-2443

                        To be Held on October 25, 1996

      NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders ("Meeting") of Morgan Financial Corp. ("Corporation"), will be held at the Corporation's executive offices at 205 West Kiowa Avenue, Fort Morgan, Colorado 80701, at 1:30 p.m. on Friday, October 25, 1996.

      A Proxy Card and a Proxy Statement for the Meeting are enclosed.

      The Meeting is for the purpose of considering and acting upon:

            1.    The election of two directors of the Corporation; and

            2. The ratification of Baird, Kurtz & Dobson as independent auditors of Morgan Financial Corp. for the fiscal year ending June 30, 1997.

      The Board of Directors may also vote on the transaction of such other matters as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting. Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on September 16, 1996 ("Record Date"), are the stockholders entitled to vote at the Meeting and any adjournments thereof.

      You are requested to complete and sign the enclosed Proxy Card which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

      EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE CORPORATION A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Penny L. Woolridge
                                    PENNY L. WOOLDRIDGE
                                    SECRETARY
Fort Morgan, Colorado
September 30, 1996

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT
                                      OF
                            MORGAN FINANCIAL CORP.
                             205 WEST KIOWA AVENUE
                         FORT MORGAN, COLORADO  80701

                        ANNUAL MEETING OF STOCKHOLDERS
                                October 25, 1996


                                    General

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Morgan Financial Corp. (the "Corporation"), the holding company of Morgan County Federal Savings and Loan Association (the "Association"), to be used at the 1996 Annual Meeting of Stockholders of the Corporation (the "Meeting") which will be held at the Corporation's executive offices at 205 West Kiowa Avenue, Fort Morgan, Colorado on Friday, October 25, 1996, at 1:30 p.m., local time. The accompanying Notice of Meeting and this Proxy Statement are being first mailed to stockholders on or about September 30, 1996.

      At the Meeting, stockholders will consider and vote upon (i) the election of two directors, and (ii) the ratification of Baird, Kurtz & Dobson as independent auditors of the Corporation for the fiscal year ending June 30, 1997. The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournment thereof.


                       Voting and Revocability of Proxies

      Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Corporation at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for director set forth below and "FOR" the other listed proposals. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and matters incident to the conduct of the Meeting.

                 Voting Securities and Principal Holders Thereof

Voting Securities

      Stockholders of record as of the close of business on September 16, 1996, are entitled to one vote for each share of common stock of the Corporation, par value $.01 per share ("Common Stock") then held. In December 1995, the Corporation effected a 2-for-1 stock split. All share and per share numbers in this Proxy Statement have been adjusted to reflect the stock split. As of September 16, 1996, the Corporation had 834,058 shares of Common Stock issued and outstanding.

      The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

      As to the election of directors, the proxy card being provided by the Board enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Under Colorado law and the Corporation's Articles of Incorporation and the Bylaws, directors are elected by a plurality of votes cast, without respect to either (i) Broker Non-Votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

      Concerning the ratification of Baird, Kurtz & Dobson as independent auditors of the Corporation, as well as all matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may; (i) vote "FOR" the item, or (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" with respect to the item.

      Under the Corporation's Articles of Incorporation and Bylaws, unless otherwise required by law, the ratification of Baird, Kurtz & Dobson as independent auditors, and all other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) Broker Non- Votes, or (b) proxies marked "ABSTAIN" as to that matter.

Security Ownership of Certain Beneficial Owners

      Persons and groups owning in excess of 5% of the Corporation's Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act"). Based upon such reports and information provided by the Corporation's Transfer Agent, the following table sets forth, as of September 16, 1996, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock and as to the Common Stock beneficially owned by executive officers and directors of the Corporation as a group. Management knows of no person other than those set forth below who owns more than 5% of the Corporation's outstanding shares of Common Stock at September 16, 1996.


                                                                   Percent of Shares
                                          Amount and Nature of      of Common Stock
Name and Address of Beneficial Owner      Beneficial Ownership        Outstanding
-----------------------------------       --------------------     -----------------

Jeffrey S. Halis                               73,198  (1)               8.78%
500 Park Avenue, Fifth Floor
New York, New York 10022

John Hancock Advisors, Inc.                    42,000   (2)              5.04%
101 Huntington Avenue
Boston, Massachusetts 02199

All Directors and Executive Officers
as a Group (11 persons)                       190,179   (3)(4)(5)(6)    22.45%



----------------------------------

(1) Based on a Schedule 13D filed with the Securities and Exchange Commission and the Corporation on May 24, 1994, and as amended on July 11, 1994, Mr. Halis controls the voting of 73,198 shares of the Corporation's Common Stock. Of those shares, 45,800 shares (5.6%) of Common Stock are owned by Tyndall Partners, L.P., a Delaware limited partnership, 5,000 shares (0.6%) are owned by Madison Avenue Partners, L.P., a Delaware limited partnership and partnership of each of Tyndall Partners, L.P. and 22,398 shares (2.7%) are owned individually by Jeffrey S. Halis. Pursuant to the Agreement of Limited Partnership of each Tyndall Partners, L.P. and Madison Avenue Partners, L.P., Mr. Halis possesses sole voting and investment control over all securities owned by each of Tyndall Partners, L.P. and Madison Avenue Partners, L.P.
(2) Based on Schedule 13G filed with the Securities and Exchange Commission on February 5, 1996.
(3) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting and investment power, unless otherwise indicated.
(4) Includes shares awarded under the Management Stock Bonus Plans and Trusts over which shares the named individuals exercise sole or shared voting rights. Members of the Management Stock Bonus Committee disclaim beneficial ownership of shares held in trust for which they exercise a fiduciary duty thereunder. See "Executive Compensation -- Management Stock Bonus Plans."
(5) Includes options to purchase an additional 13,168 shares held by executive officers and directors that are exercisable or will become exercisable within 60 days.
(6) Members of the ESOP Committee and ESOP Trustee disclaim beneficial ownership of shares held by the ESOP for which they exercise a fiduciary duty thereunder.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Common Stock of the Corporation is registered pursuant to Section 12(g) of the "1934 Act". The officers and directors of the Corporation and beneficial owners of greater than 10% of the Corporation's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") disclosing changes in beneficial ownership of the Common Stock. Based on the Corporation's review of such ownership reports, no officer, director or 10% beneficial owner of the Corporation failed to file such ownership reports on a timely basis during the fiscal year ended June 30, 1996.

                       PROPOSAL I - ELECTION OF DIRECTORS

      The Corporation's Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three-year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of eight members. Two directors will be elected at the Meeting, each to serve for a three-year term, as noted below, or until their respective successors have been elected and qualified.

      William G. Hamlin and Michael J. Schingle have each been nominated by the Board of Directors to serve as directors for three year terms. It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

      The following table sets forth the directors, the nominees for director, their name, age, the year they first became a director of the Corporation or the Association, the expiration date of their current term as a director, and the number and percentage of shares of the Corporation's Common Stock beneficially owned. Each director of the Corporation is also a member of the Board of Directors of the Association.


                                                                    Shares of
                          Age at      Year First      Current     Common Stock
                         June 30,     Elected or      Term to     Beneficially           Percent
Name                       1996      Appointed(1)     Expire     Owned(2)(3)(4)          of Class
----                     -------     ------------     -------    --------------          --------

                      BOARD NOMINEES FOR TERMS TO EXPIRE IN 1999
William G. Hamlin          45              (5)            (5)        12,000                 1.4%
Michael J. Schingle        42           1990           1996           7,352 (7)(8)(9)        .9

                            DIRECTORS CONTINUING IN OFFICE

James C. Berryhill (6)     38           1994           1997          23,253 (7)(8)          2.8
Michael R. Tibbetts        39           1991           1997          10,784 (7)             1.3
Keith D. Williams          69           1966           1997          24,744 (7)(9)          3.0
Michael M. Berryhill(6)    41           1987           1998          36,002 (7)(8)          4.3
Keith Mesmer               61           1995           1998           1,082 (9)              .1


--------------------------
(1)   Refers  to  the  year  the  individual  first  became  a  director  of the
      Association or Corporation. All directors of the Association as of September 1992, became directors of the Corporation when it was incorporated in September 1992.
(2) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting and investment power, unless otherwise indicated.
(3)   Beneficial ownership as of September 16, 1996.
(4) Includes shares of Common Stock which have been awarded under the Management Stock Bonus Plans and Trusts which are subject to forfeiture. See "Executive Compensation -- Management Stock Bonus Plans".
(5) Mr. Hamlin was nominated for election to the Board on July 18, 1996, in consideration of the retirement of John G. Hamlin and Jack Zurbrigen in October, 1996, prior to the Annual Meeting.
(6) James C. Berryhill and Michael M. Berryhill are brothers. Each individual disclaims beneficial ownership of shares held by the other.
(7) Includes stock options to purchase shares of Common Stock pursuant to the Stock Option Plan, that are exercisable or become exercisable within 60 days in the amount of 2,270; 2,040; 1,416; 740; and 4,172 held by Messrs. Schingle, James Berryhill, Tibbetts, Williams and Michael Berryhill, respectively. See "Executive Compensation -- 1992 Stock Option Plan."
(8) Excludes shares of Common Stock held under the Employee Stock Ownership Plan ("ESOP") benefit for which such individual serves as a member of the ESOP Committee or Trustee Committee. Such individual disclaims beneficial ownership with respect to such shares held in a fiduciary capacity. See "Voting Securities and Principal Holders Thereof - Security Ownership of Certain Beneficial Owners."
(9) Excludes shares of Common Stock held under the Management Stock Bonus Plans ("MSBP") for which such individual serves as a member of the MSBP Committee. Such individual disclaims beneficial ownership with respect to such shares held in a fiduciary capacity. See "Voting Securities and Principal Holders Thereof -- Security Ownership of Certain Beneficial Owners."

      The principal occupation of each nominee and director of the Corporation for the last five years is set forth below.

     James C. Berryhill joined the Association in 1992, and now serves as Executive Vice President, Treasurer and Controller. Previously, he worked for four years as an auditor with the public accounting firm of Coopers & Lybrand, and spent an additional year in the accounting and finance group of Solbourne Computer, a computer hardware manufacturer. Mr. Berryhill is vice president of the Morgan County Economic Development Corporation and vice president of the Board of Trustees of the Fort Morgan Public Library.

     Michael M. Berryhill joined the Association as Executive Vice President in 1986 after working nine years with Arthur Andersen & Co., an international public accounting firm. He was elected President in 1988, and has been the Chief Executive Officer since that time. Mr. Berryhill is currently chairman of the Fort Morgan City Planning Commission and president of Morgan Community College Foundation, Inc. He has previously served as a member of the Federal Home Loan Bank of Topeka Advisory Committee; director and vice chairman of the Savings and Loan League of Colorado; director and vice president of the Morgan Area Chamber of Commerce; and director and president of the Fort Morgan Sunrise Optimist Club.

     William G. Hamlin is president and chief financial officer of Hamlin Electric Company, an electrical contracting company. Mr. Hamlin is a member of the Fort Morgan Chamber of Commerce and the Fort Morgan Elks Lodge, and a past director of the Morgan County Economic Development Corporation.

     Keith Mesmer has served as Chief Executive Officer of Colorado Plains Medical Center since 1987. Mr. Mesmer is currently serving as a board member of Colorado Hospital Association Shares Services, Inc. in Denver, the Fort Morgan Chamber of Commerce and the Fort Morgan Country Club. He is also a past board member of the Fort Morgan Lions Club, the Colorado Hospital Association, and the Colorado Health Careers Council.

     Michael J. Schingle has practiced law in his own firm since 1989. Prior to 1989, Mr. Schingle was managing partner and a general practitioner in the firm of Schingle and Bartell, Fort Morgan, Colorado. He is a member of the American, Colorado, 13th Judicial and Morgan County Bar Associations, the Colorado Criminal Defense Bar, the National Speakers Association, and is Treasurer of the Colorado Speakers Association. Mr. Schingle is a past city councilman of Fort Morgan, a past director of the Fort Morgan Heritage Foundation and is a member and past president of the Sunrise Optimist Club.

     Michael R. Tibbetts is the owner, president and manager of an office supplies, card, and gift shop. He is a member of Morgan County Community College Greater Gifts Scholarships Board and a director of the Fort Morgan Heritage Foundation. He is also past president of the Morgan County

Economic Development Corporation, past Chairman of the Morgan Area Chamber of Commerce Retail Council and past president of the Fort Morgan Rotary Club.

     Keith D. Williams, presently owns a general contracting company and, for many years, operated a soft water service company. Mr. Williams has served for over 20 years as a board member of Fort Morgan Community Hospital and is a member of the Morgan Area Chamber of Commerce, the Fort Morgan Optimist Club, and the Elks Club.

Meetings and Committees of the Board of Directors

     The Board of Directors of the Corporation conducts its business through meetings of the Board and through its committees. All committees act for both the Corporation and the Association. During the fiscal year ended June 30, 1996, the Board of Directors of the Corporation held ten meetings. No director of the Corporation attended fewer than 75% of the total meetings of the Board of Directors and committee meetings on which such Board member served during this period. The Association has no Executive Committee of the Board of Directors.

     The Compensation Committee of the Association consists of all board members. The committee meets annually to review the performance of the Association's officers and employees, and to determine compensation programs and adjustments. The Compensation Committee met once during fiscal 1996 to consider compensation.

     The Audit Committee consists of the entire Board of Directors except Michael M. Berryhill and James C. Berryhill. In its capacity as the Audit Committee, the Board is responsible for developing and monitoring the Association's audit program. This committee meets with the Corporation's outside auditors to discuss the results of the annual audit and any related matters. The members of the committee also receive and review all the reports and findings and other information presented to them by the officers of the Corporation and Association regarding financial reporting policies and practices. The Board of Directors met once in fiscal 1996 in its capacity as the Audit Committee.

     The Nominating Committee, which consists of all members of the Board of Directors, met once prior to the 1996 Annual Meeting.

Directors' Compensation

     During the fiscal year ended June 30, 1996, each outside director of the Corporation and the Association received compensation of $500 per month.
Directors receive no additional compensation for their duties as committee members. The Association paid a total of $43,200 in directors' fees for the fiscal year ended June 30, 1996, including $1,800 paid to the corporate secretary who is not a director. Michael M. Berryhill and James C. Berryhill receive no director fees.

Executive Compensation

      Summary Compensation Table. The following table sets forth the fiscal years ended June 30, 1996, 1995 and 1994, certain information as to the total remuneration received by Michael M. Berryhill, the President and the Chief Executive Officer of the Corporation. No other executive officer of the Corporation who served in such capacities during such periods received total cash compensation in excess of $100,000.



                            Annual Compensation(1)                   Long Term Compensation
                                                                              Awards
                     ------------------------------------------   ----------------------------

       (a)            (b)     (c)         (d)        (e)              (f)            (g)              (h)
                                                                   Restricted     Securities
Name and Principal   Fiscal                       Other Annual       Stock        Underlying        All Other
    Position          Year   Salary      Bonus   Compensation(2)    Award(s)     Options(#)(3)  Compensation(4)
------------------   ------  ------      -----   ---------------   ----------    -------------  ---------------


Michael M. Berryhill  1996  $79,850     $3,850        $969        $    -0-      2,314 shares         $54,197
President and CEO     1995   75,650      5,000         969             -0-       250 shares           27,489
                      1994   70,750      3,400         784             -0-       250 shares           14,069


----------------

(1) Compensation deferred at election of executive is included in category and year earned.
(2)       Includes perquisites.
(3) All options granted in 1994 and 1995, and 184 options granted in 1996 are subject to a three year vesting schedule.
(4) Includes Association's contribution to individual's account under the Morgan County Federal Savings and Loan Association 401(k) Plan of $1,115, $2,270 and $2,396 during the fiscal years ended June 30, 1994, 1995 and 1996, respectively. Includes 1,470, 2,690 and 4,456 shares of Common Stock allocated under the ESOP during the fiscal years ended June 30, 1994, 1995 and 1996, respectively. As of June 30, 1994, 1995 and 1996, the stock value of such shares was $8.8125 per share or $12,954 total, $9.375 per share or $25,219 total and $11.625 per share or $51,801 total, respectively.

Long Term Incentive Plans

     The Corporation does not presently sponsor any long-term incentive plans nor did it make any awards or payouts to Michael M. Berryhill under such plans during the fiscal year ended June 30, 1996.

Compensation Committee Interlocks and Insider Participation

     The Corporation's Compensation Committee serves as the salary review committee for executive officers of the Corporation and the Association. Members of the salary review committee are all non-employee directors of the Corporation and the Association, except for Michael M. Berryhill who serves on the committee and is President and Chief Executive Officer of the Corporation and the Association. Mr. Berryhill abstains from voting on all matters regarding his own compensation.

Report of the Compensation Committee on Executive Compensation

     The executive officers of the Corporation and the Association consist of Michael M. Berryhill (President, Chief Executive Officer and Chief Financial Officer), Richard J. Sheldon (Senior Vice President and Director of Lending Operations), and James C. Berryhill (Executive Vice President, Treasurer and Controller).

     The Association's Compensation Committee, which includes all board members, meets annually to review compensation paid to executive officers and directors and to determine the compensation levels for all Association employees. All Committee decisions are reviewed and approved by the entire Board of Directors. The Committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions in and around the Association's market area, including institutions with total assets of between $25 million and $100 million. Although the Committee does not specifically set compensation levels for executive officers based on whether particular financial goals have been achieved by the Association, the Committee does consider the overall profitability of the Corporation when making these decisions. With respect to each particular employee, his or her particular contributions to the Association over the past year are also evaluated.

     During the fiscal year ended June 30, 1996, Michael M. Berryhill, President and CEO received an increase in salary from $75,650 to $79,850, and an award of 2,314 stock options, as disclosed in the Summary Compensation Table presented above. The Committee will consider the annual compensation paid to chief executive officers of financial institutions and financial institution holding companies in the State of Colorado and surrounding states with assets of between $25 million and $100 million and individual job performance with respect to future increases in the compensation paid to the President.

    Compensation Committee:

    Michael M. Berryhill
    Jack Zurbrigen
    Keith D. Williams
    Michael J. Schingle
    John G. Hamlin
    James C. Berryhill
    Michael R. Tibbetts
    Keith Mesmer

Performance Graph

     Set forth below is a stock performance graph comparing the yearly cumulative total stockholder return on the Corporation's Common Stock with (a) the yearly cumulative total stockholder return on stocks included in the Nasdaq Stock Market index and (b) the yearly cumulative total stockholder return on stocks included in the Nasdaq Bank index, as prepared for Nasdaq by the Center for Research in Securities Prices ("CRSP") at the University of Chicago. All three investment comparisons assume the investment of $100 as of January 11, 1993. All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. In the graph below, the years compared were the Corporation's fiscal years ending June 30, 1993, 1994, 1995 and 1996. The Corporation's Common Stock was first issued on January 8, 1993 and began trading on January 11, 1993.

     There can be no assurance that the Corporation's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Corporation will not make nor endorse any predictions as to future stock performance.

[GRAPHIC OMITTED]


=========================================================================================
                                1/11/93      6/30/93      6/30/94       6/30/95   6/30/96
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
Nasdaq Market                   100.00       102.99        103.98       138.79    178.22
-----------------------------------------------------------------------------------------
Nasdaq Bank                     100.00       108.42        123.31       139.26    181.39
-----------------------------------------------------------------------------------------
Morgan                          100.00       152.30        185.64       217.61    288.65
=========================================================================================


Other Benefits

     Insurance. Full-time employees of the Association are provided with group plan insurance that provides for broad coverage of health care expenses and prescription drugs. This insurance is available generally and on the same basis to all full-time employees following completion of 30 days of employment. The Association pays dependent coverage for officers, but not for non-officers.

     On August 17, 1993, the Compensation Committee voted to purchase group-term life insurance policies for all employees with individual face amounts approximately equal to three times salary. The group-term life insurance replaced the life insurance coverage previously provided as part of the

Association's defined benefit pension plan which was terminated as of January 5, 1993. In addition, the Association has relationships with certain insurance providers whereby coverages for cancer, intensive care and disability may be purchased through a payroll reduction program solely at the option and expense of each employee.

     On May 25, 1994, the Association implemented a tax-qualified cafeteria plan through which participating employees may pay for their portions of medical insurance premiums, resulting in tax savings to the employees and the Association. A flexible spending account plan was simultaneously implemented to reimburse employees for qualifying out-of-pocket medical and child day care expenses. The flexible spending accounts are funded with employee contributions through a payroll reduction program. These plans were established by an insurance company at no cost to the Association, and are administered by the Association at no cost to the participating employees.

     401(k) Profit Sharing Plan. The Association sponsors a tax-qualified defined contribution profit sharing plan, ("401(k) Plan"), for the benefit of its employees. Employees become eligible to participate under the Plan after age 20-1/2 and completing six months of service. Under the 401(k) Plan, employees may voluntarily elect to defer up to 20% of compensation, not to exceed applicable limits under the Code (i.e., $9,500 in 1996). In addition, employees may contribute up to an additional 10% of compensation on an after-tax basis. The first 6% of employee savings shall be matched by a company contribution of $.50 for each $1.00 of employee contribution. Such matching contributions shall be 100% vested following completion of 1 year of service. Additionally, the Association may contribute an annual discretionary contribution to the plan. Such benefits are allocated to participant accounts as a percentage of base compensation of such participant to the base compensation of all participants. At the end of each fiscal year, the Board of Directors determines whether to make a discretionary contribution and the amount of the contribution to the 401(k) Plan, based upon a number of factors, such as the Association's retained earnings, profits, regulatory capital and overall employee performance.

     Benefits are typically payable upon termination of employment, retirement, death, disability or plan termination. It is intended that the 401(k) Plan operate in compliance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the requirements of Section 401(a) of the Code. Total matching contributions to the 401(k) Plan for all employees for the fiscal years ended June 30, 1994, 1995 and 1996 were $8,800, $10,800 and $10,600, respectively.

     Employee Stock Ownership Plan. The Association maintains a non-contributory tax-qualified Employee Stock Ownership Plan ("ESOP") for eligible employees. Employees are eligible to participate in the plan after they have completed six months of service and reach age 20-1/2. Benefits under the plan are allocated based upon a participant's total compensation excluding bonus. Plan assets are primarily invested in Common Stock. Distributions under the plan are made following termination of employment, retirement, death, and in the event of permanent and total disability. The Corporation financed the purchase of stock by the ESOP in the initial stock offering of the Corporation. Total Association contributions to the plan for the fiscal years ended June 30, 1995 and 1996, amounted to $60,900 and $53,300 respectively, which funds were utilized by the ESOP to make loan repayment of principal and interest to the Corporation related to the ESOP debt.

     1992 Stock Option Plan. In connection with the Conversion of the Association to stock form and the acquisition of the outstanding stock of the Association by the Corporation (the "Reorganization"), the Corporation's Board of Directors adopted the Morgan Financial Corp. 1992 Stock Option Plan (the
"1992 Option Plan"). Pursuant to the 1992 Option Plan, 89,598 shares were reserved for issuance by the Corporation upon exercise of stock options to be granted to officers, directors and key employees of the Corporation and its subsidiaries from time to time under the 1992 Option Plan. The purpose of the 1992 Option Plan is to provide additional incentive to certain officers, directors and key employees by facilitating their purchase of a stock interest in the Corporation. The 1992 Option Plan, provides for a term of ten years, after which no awards may be made, unless earlier terminated by the Board of Directors pursuant to the 1992 Option Plan.

     The 1992 Option Plan is administered by a committee of a least three non-employee directors designated by the Board of Directors (the "Option Committee"). Such members of the Option Committee shall be deemed "disinterested" within the meaning of Rule 16b-3 pursuant to the 1934 Act. Directors Schingle, Mesmer and Tibbetts serve as members of the Option Committee. The Option Committee will select the officers and employees to whom options are to be granted and the number of shares to be granted based upon the individual's position at the Corporation, years of service and performance.

     Officers, directors and key employees will be eligible to receive, at no cost to them, options under the 1992 Option Plan. It is intended that options granted under the 1992 Option Plan will constitute both incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions pursuant to Section 422 of the Code and that do not normally result in tax deductions to the Corporation) and options that do not so qualify. The option price may not be less than 100% of the fair market value of the shares on the date of the grant, and no option shall be exercisable after the expiration of ten years from the date it is granted; provided, however, that in the case of any employee who owns more than 10% of the outstanding Common Stock at the time the option is granted, the option price may not be less than 110% of the fair market value of the shares on the date of the grant, and the option shall not be exercisable after the expiration of five years from the date it is granted. Option shares may be paid for in cash, shares of the Common Stock, or a combination of both. The Corporation will receive no monetary consideration for the granting of stock options under the 1992 Option Plan. It will receive no monetary consideration other than the option price per share of Common Stock issued to optionees upon exercise of those options.

     An initial grant of 71,674 options under the 1992 Option Plan was made to officers, directors and employees upon completion of the Reorganization on January 8, 1993, and the option exercise price is $5.00 per share. 2,250 and 10,080 options were granted to officers, directors and employees during the fiscal years ended June 30, 1995 and 1996, respectively. As of September 16, 1996, 26,278 options have been exercised pursuant to the 1992 Option Plan, 5,324 options have been forfeited and no options are available for grant. President Michael Berryhill received a grant of 1,574 options during the fiscal year ended June 30, 1996.

     Shares issuable under the 1992 Option Plan may be either authorized but unissued shares or reacquired shares held by the Corporation in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the 1992 Option Plan. No award or any right or interest therein is assignable or transferable except by will or the laws of descent and distribution. The 1992 Option Plan has a term of ten years, unless sooner terminated in accordance with Section 19 of the 1992 Option Plan.

     1995 Stock Option Plan. The Board of Directors of the Corporation has recently adopted the 1995 Stock Option Plan (the "1995 Option Plan") for the benefit of its directors, officers, and key employees which was approved by the Corporation's stockholders on November 15, 1995.

     Pursuant to the 1995 Option Plan, 80,000 shares of Common Stock of authorized shares equal to approximately 10% of the Common Stock outstanding at the time the Board of Directors adopted the

1995 Option Plan (i.e., September 21, 1995) (the "Effective Date"), were reserved for issuance by the Corporation upon exercise of stock options to be granted to officers, directors, and key employees of the Corporation and the Association from time to time under the 1995 Option Plan. The purpose of the 1995 Option Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to officers, directors, and key employees of the Corporation, or any present or future parent or subsidiary of the Corporation to promote the success of the Corporation's business. The 1995 Option Plan, which requires stockholder ratification, will continue for a term of ten years from the Effective Date, after which no awards may be made.

     The 1995 Option Plan is administered by a committee of three non-employee directors appointed by the Corporation's Board of Directors (the "Option Committee"). Members of the Option Committee shall be deemed "disinterested" within the meaning of Rule 16b-3 pursuant to the 1934 Act. Directors Schingle, Mesmer and Tibbetts serve as members of the Option Committee. The Option Committee may select the officers and key employees to whom options are to be granted and the number of shares to be granted based upon the individual's position at the Corporation, years of service, and performance. A majority of the entire Option Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Option Committee. In no event may the Option Committee revoke outstanding options without the consent of the holder of such option ("Optionee").

     Officers, directors, and key employees are eligible to receive, at no cost to them, options under the 1995 Option Plan. Each option granted pursuant to the 1995 Option Plan shall be evidenced by an instrument in such form as the Option Committee shall from time to time approve. It is anticipated that options granted under the 1995 Option Plan will constitute both Incentive Stock Options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and that do not normally result in tax deductions to the Corporation) and Non-Incentive Stock Options (options that do not qualify for favorable tax treatment under Code Section 422). The Corporation will receive no monetary consideration for the granting of stock options under the 1995 Option Plan. Further, the Corporation will receive no consideration other than the option price per share of Common Stock issued to Optionees upon their exercise of those options.

     Officers, directors, directors emeritus, key employees, or other persons who have been granted options may, if otherwise eligible, be granted additional options. Except in the event of an Optionee's death or disability, a minimum of six months must elapse between the date of grant of an option and the date of sale of the Common Stock received through the exercise of such option. Common Stock issuable under the 1995 Option Plan may be either authorized but unissued shares or reacquired shares held by the Corporation in its treasury. Any Common Stock subject to an option which expires or is terminated unexercised will again be available for issuance under the 1995 Option Plan. No option or any right or interest therein is assignable or transferable except by will or the laws of descent and distribution. The 1995 Option Plan shall continue in effect for a term of ten years from the Effective Date, unless sooner terminated in accordance with the 1995 Option Plan.

     Directors were granted 6,660 options on September 21, 1995, including 740 to President Michael Berryhill.

     The average of the last bid and asked price of Common Stock as quoted on the Nasdaq System as of the Record Date was $12.25 per share.

     The following tables set forth for the fiscal year ended June 30, 1996, the grant of stock options pursuant to the Corporation's Option Plans to the chief executive officer named in the Summary Compensation Table and the year end value of such options.



         Options Granted in Fiscal Year ("FY") Ended June 30, 1996(1)
         ------------------------------------------------------------

                                                                                     Potential Realizable
                                                                                       Value at Assumed
                                                                                     Annual Rates of Stock
                                                                                     Price Appreciation for
                                        Individual Grants                              for Option Term(2)
--------------------------------------------------------------------------------     ----------------------
      (a)                       (b)        (c)            (d)             (e)          (f)          (g)
                             Number of   % of Total
                            Securities    Options
                            Underlying    Granted        Exercise
                             Options     Employees       in Price      Expiration
Name                        Granted(#)  Fiscal Year       ($/Sh)          Date         5% ($)      10% ($)
----                        ----------  -----------      --------      -----------     ------      -------

Michael M. Berryhill           740          7.34%        $10.875        9/21/05       $ 5,061     $12,826
President and CEO              184          1.82          10.875       11/16/05         1,258       3,189
                             1,390         13.78          11.500       12/29/05        10,053      25,476
                             -----         -----                                       ------      ------
                             2,314         22.94%                                     $16,372     $41,491
                             =====         =====                                       ======      ======


(1)   No Stock Appreciation Rights authorized under the plan.
(2) Based on 10 year option term and projected annual compounding of stock price issued at the exercise price.



                                         Option Exercises and Year End Value Table
                                         -----------------------------------------

                     Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Value
                     ------------------------------------------------------------------------
      (a)                    (b)                 (c)                          (d)                               (e)

                                                                      Number of Unexercised             Value of Unexercised
                                                                        Options/Securities              In-The-Money Options
                       Shares Acquired                               Underlying at FY-End (#)              at FY-End ($)
Name                   on Exercise (#)    Value Realized ($)(1)     Exercisable/Unexercisable        Exercisable/Unexercisable(1)
----                   --------------     ---------------------     -------------------------        ----------------------------

Michael M. Berryhill        3,584               $21,504                    4,172/7,602                     $11,392/$43,624


------------------
(1) Market value of underlying securities at fiscal year-end (equal to bid price of $11.00) minus the exercise price.

     Management Stock Bonus Plans. The Board of Directors of the Association has adopted two Management Stock Bonus Plans (the "Stock Bonus Plan" or the "MSBP") as a method of providing directors, officers, and key employees of the Association with a proprietary interest in the Corporation in a manner designed to encourage such persons to remain in the employment or service with the Association. The Association contributed sufficient funds to the MSBP Trust which enabled the MSBP Trust to purchase 35,838 shares of Common Stock. Awards under the MSBP were made in recognition of prior and expected future services to the Association of its directors and executive officers responsible for implementation of the policies adopted by the Board of Directors, the profitable operation of the Association, and as a means of providing a further retention incentive and direct link between compensation and the profitability of the Association.

     Benefits under the MSBP may be granted in the sole discretion of two committees composed of three directors who are not employees of the Association or the Corporation (the "MSBP Committee") appointed by the Board of Directors of the Corporation. The MSBP is managed by trustees (the "MSBP Trustees") who are non-employee directors of the Corporation and who have the responsibility to invest all funds contributed by the Association to the trust created for the MSBP (the "MSBP Trust"). Unless the MSBP Committee specifies otherwise, the shares granted will be in the form of restricted stock payable over a five-year period at the rate of 20% of such shares per year after one year following the date of grant of the award. Compensation expense in the amount of the fair market value of the Common Stock at the date of the grant to the recipient are recognized pro rata over the five years during which the shares are payable. A recipient of such restricted stock will be entitled to all voting and other stockholder rights, except that the shares, while restricted, may not be sold, pledged or otherwise disposed of and are required to be held in escrow. Any shares not so allocated shall be voted by the MSBP Trustees. If a holder of such restricted stock terminates employment for reasons other than death, disability, retirement, or a change in control of the Corporation or the Association, the recipient forfeits all rights to the allocated shares under restriction. If the recipient's termination of employment or service is caused by death, disability, retirement or a change in control, all restrictions expire and all shares allocated become unrestricted. The Board of Directors can terminate the MSBP at any time, and if it does so, any shares not allocated will revert to the Corporation.

     Awards under the Stock Bonus Plan were determined by the MSBP Committee based on the job position and responsibilities of the employees and directors, the length and value of their services to the Association and/or its subsidiaries, and the compensation paid to employees. Officers, directors and employees of the Association were awarded a total of 35,838 shares of restricted stock pursuant to the MSBPs at the close of the Reorganization on January 8, 1993. No awards of restricted stock pursuant to the MSBP were granted during the fiscal year ended June 30, 1996, and 198 forfeited shares of Common Stock are currently held by the MSBP Trusts which are unallocated.

                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Association, like many financial institutions, has followed a policy of granting various types of loans to officers, directors and employees. The loans have been made in the ordinary course of business and on substantially the same terms and conditions which apply to the Association's other customers, and do not involve more than the normal risk of collectibility, nor present other unfavorable  features.  All  loans  by  the  Association  to its  directors  and executive officers are subject to regulations of the Office of Thrift Supervision ("OTS") restricting loans and other transactions with affiliated persons of the Association. All such loans to executive officers, directors and other affiliates are required to be made on terms and conditions comparable to those for similar transactions with non-affiliates. In addition, loans to an affiliate must be approved in advance by a disinterested majority of the Board of Directors or be within other guidelines established as a result of OTS regulations.

             PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS

     On June 20, 1996, the Board of Directors of the Corporation resolved to engage the accounting firm of Baird, Kurtz & Dobson as the Corporation's independent accountant for its fiscal year ended June 30, 1996. Effectively, the services of the Corporation's former independent accountant, McGladrey & Pullen, LLP, were simultaneously terminated as of June 20, 1996. The Denver office of McGladrey & Pullen was acquired by Baird, Kurtz & Dobson on June 17, 1996. All former audit engagement members with the exception of the audit partner, are now with Baird, Kurtz & Dobson, and have been involved with the Corporation's Fiscal 1996 annual audit. McGladrey & Pullen's report on the financial statements for the two most recent years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent fiscal years and the subsequent interim period through the date of disengagement, there were no disagreements with McGladrey & Pullen on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey & Pullen, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

     The Board of Directors intends to renew the Corporation's arrangement with Baird, Kurtz & Dobson to be its auditors for the 1997 fiscal year, subject to ratification by the Corporation's stockholders. A representative of Baird, Kurtz & Dobson is expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

     Ratification of the appointment of the auditors requires the affirmative vote of a majority of the votes cast by the stockholders of the Corporation at the Meeting. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Baird, Kurtz & Dobson as the Corporation's auditors for the 1997 fiscal year.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.

                                  MISCELLANEOUS

     The cost of soliciting proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telegraph or telephone without additional compensation.

     The Corporation's 1996 Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on September 16, 1996. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Penny L. Wooldridge
                                    PENNY L. WOOLDRIDGE
                                    SECRETARY

Fort Morgan, Colorado
September 30, 1996

                             MORGAN FINANCIAL CORP.
                              205 WEST KIOWA AVENUE
                           FORT MORGAN, COLORADO 80701
                                 (303) 867-2443


                         ANNUAL MEETING OF STOCKHOLDERS
                                October 25, 1996

     The undersigned hereby appoints the Board of Directors of Morgan Financial Corp. ("Corporation"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the 1996 Annual Meeting of Stockholders ("Meeting"), to be held at the Corporation's main office, 205 West Kiowa Avenue, Fort Morgan, Colorado, on Friday, October 25, 1996, at 1:30 p.m. and at any and all adjournments thereof, as follows:

                                                            FOR     WITHHELD

1.     The election as director of both nominees
       listed below for three year terms
       (except as marked to the contrary):                  |_|        |_|

       William G. Hamlin
       Michael J. Schingle


INSTRUCTIONS: To withhold your vote for any individual nominee, insert the nominee's name on the line provided below.


                                                       FOR    AGAINST    ABSTAIN

2.     The ratification of Baird, Kurtz & Dobson as
       independent auditors of Morgan Financial Corp.
       for the fiscal year ending June 30, 1997.       |_|      |_|        |_|

       The Board of Directors recommends a vote "FOR" all of the above listed propositions.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Corporation at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of the Corporation of his or her decision to terminate this proxy.

     The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of Notice of the Meeting and a Proxy Statement dated September 30, 1996.


                                                    Please check here if you
Dated:                              , 1996    [_]   plan to attend the Meeting.
       -----------------------------



_________________________________           __________________________________
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER


_________________________________           __________________________________
SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this Proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE.